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                                                                  Exhibit (j)(5)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 68 Registration Statement on Form N-1A of our report dated July 22, 2005, relating to the financial statements and financial highlights which appears in the May 31, 2005 Annual Report to Shareholders of Galaxy Money Market Fund, Galaxy Government Money Market Fund, Galaxy U.S. Treasury Money Market Fund, Galaxy Tax-Exempt Money Market Fund, Galaxy Connecticut Municipal Money Market Fund, Galaxy Massachusetts Municipal Money Market Fund and Galaxy New York Municipal Money Market Fund (seven of the portfolios comprising The Galaxy
Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Disclosure of Portfolio Information", "Financial Statements" and "Independent Registered Public Accounting Firms" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, MA
July 29, 2005